Exhibit 5.1

[___], 2005

Threshold Pharmaceuticals, Inc.

1300 Seaport Boulevard

Redwood City, California 94063

Registration Statement on Form S-1

Ladies and Gentlemen:

I.

We have examined the Registration Statement on Form S-1 to be filed by Threshold Pharmaceuticals, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about September [___], 2005 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to 7,187,500 shares of the Company’s common stock, par value $0.001 per share (the “Shares”). Of the Shares, up to 937,500 may be issuable by the Company pursuant to an over-allotment option granted to the underwriters, of which [______] may be sold by certain selling stockholders listed in the Registration Statement (the “Selling Stockholders”). The Shares are to be sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among the Company and Morgan Stanley & Co. Incorporated, CIBC World Markets Corp. and Lazard Freres & Co. LLC as representatives of the several underwriters named in Schedule A to the Underwriting Agreement.

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the Registration Statement.

II.

We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Shares to be sold.

This opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

III.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that when (i) specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Act, (iii) the terms of the sale of the Shares have been duly established in conformity with the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Shares have been issued and sold as contemplated by the Underwriting Agreement and the Registration Statement, (v) all applicable securities laws are complied with and (vi) the Company has received the consideration provided for in the

[___], 2005 Page 2

Authorizing Resolutions, the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

IV.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm whenever appearing in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not consider that we are “experts,” within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

This opinion is rendered to the Company in connection with the filing of the Registration Statement and is solely for the Company’s benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise the Company of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,